2005 FOR PROFIT CORPORATION ANNUAL REPORT FILED
Feb 23, 2005
DOCUMENT# P04000040174 Secretary of State

Entity Name: A SUPER DEAL.COM, INC.
Current Principal Place of Business: New Principal Place of Business:
8125 MONETARY DR. 100 VILLAGE SQUARE CROSSING
H4 SUITE 202
RIVIERA BEACH, FL 33404 PALM BEACH GARDENS, FL 33410
Current Mailing Address: New Mailing Address:
P0 BOX 32044 100 VILLAGE SQUARE CROSSING
PALM BEACH GARDENS, FL 33420 SUITE 202
PALM BEACH GARDENS, FL 33410
FEI Number: 20-1449410 FEI Number Applied For ( ) FEI Number Not Applicable
( ) Certificate of Status Desired Name and Address of Current Registered Agent:
Name and Address of New Registered Agent:
PANAIA, DAVID J RICHMOND, BARNEY A
10 WYNDHAM LANE 100 VILLAGE SQUARE CROSSING
PALM BEACH GARDENS, FL 33418 US SUITE 202
PALM BEACH GARDENS, FL 33410 US
The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.
SIGNATURE: BARNEY A. RICHMOND 02/23/2005
Electronic Signature of Registered Agent Date
Election Campaign Financing Trust Fund Contribution ( ).
OFFICERS AND DIRECTORS: ADDITIONSICHANGES TO OFFICERS AND DIRECTORS:
Title: PSD ( ) Delete Title: PSD (X) Change ( ) Addition
Name: PANAIA, DAVID J Name: RICHMOND, BARNEY A
Address: 10 WYNDHAM LANE Address: 100 VILLAGE SQUARE CROSSING, STE 202 City-St-Zip: PALM BEACH GARDENS, FL 33418
City-St-Zip: PALM BEACH GARDENS, FL 33410
Title: ( ) Delete Title: TD ( ) Change (X) Addition
Name: Name: TURNER, RICHARD C
Address: Address: 4200 OAK CIRCLE
City-St-Zip: City-St-Zip: PALM BEACH GARDENS, FL 33410
I hereby certify that the information supplied with this filing does not qualify for the for the exemption stated in Section 11 9.07(3)0), Florida Statutes. I further certify that the information indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that I am an officer or director of the corporation or the receiver or trustee empowered to execute this report as required by Chapter 607, Florida Statutes; and that my name appears above or on an attachment with an address, with all other like empowered.

SIGNATURE: BARNEY A. RICHMOND PSD                          02/23/2005
Electronic Signature of Signing Officer or Director          Date